Exhibit 1.1

35,000,000 Common Units

Representing Limited Partner Interests

PetroLogistics LP

UNDERWRITING AGREEMENT

May 3, 2012

May 3, 2012

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

UBS Securities LLC,

as Managers of the Several Underwriters

named in Schedule I hereto

c/o       Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o       Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o       UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

PetroLogistics LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,500,000 common units (the “Partnership Firm LP Units”) representing limited partner interests in the Partnership (the “Common Units”), and Propylene Holdings LLC, a Delaware limited liability company (the “Propylene Holdings”), a unitholder in the Partnership proposes to sell to the Underwriters, an aggregate of 33,500,000 Common Units (the “Selling Unitholder Firm LP Units”). The Partnership Firm LP Units and the Selling Unitholder Firm LP Units are collectively referred to herein as the “Firm LP Units.”

Propylene Holdings also proposes to sell to the several Underwriters not more than an additional 5,250,000 Common Units (the “Optional LP Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Common Units granted to the Underwriters in Section 3 hereof (the “Option”).  The Selling Unitholder Firm LP Units and the Optional LP Units are referred to herein as the “Selling Unitholder Units.”  The Firm LP Units and the Optional LP Units are hereinafter collectively referred to as the “LP Units.”  The Partnership and the Propylene Holdings are hereinafter referred to together as the “Sellers.”

Prior to or on the Firm Closing Date (as defined in Section 5 hereof), immediately prior to the closing of the offering of the Firm LP Units:

(a)           Propylene Holdings formed PetroLogistics GP, LLC, a Delaware limited liability company (the “General Partner”);

(b)           Propylene Holdings and the General Partner formed the Partnership;

(c)           The Partnership issued a non-economic general partner interest in the Partnership to the General Partner and 100% limited partner interest to Holdings;

(d)           The General Partner and PL Midstream LLC, a Delaware limited liability company (“PL Midstream”), entered into a services agreement (the “Services Agreement”), pursuant to which certain employees and executive officers of the General Partner provide services to PL Midstream;

(e)           PL Propylene LLC, a Delaware limited liability company (the “Operating LLC”), entered into a Credit Agreement, dated March 27, 2012 (the “New Credit Agreement”), with the lenders named therein, providing for a $350 million term loan facility (the “Term Loan Facility”) and a $120 million revolving credit facility (the “Revolving Credit Facility”);

(f)            Operating LLC drew $350 million under the Term Loan Facility and used (1) $60.8 million to refinance and cancel Operating LLC’s existing term loan, dated June 12, 2009 with the lenders named therein (the “Existing Credit Agreement”), (2) approximately $250 million to reimburse the Sponsor Investors (as defined herein) for reimbursement of construction capital expenditures, and (3) approximately $16.5 million to pay associated financing costs and debt discounts and hold approximately $22.7 million for general working capital purposes, of which approximately $1.5 million will be used to pay certain costs in connection with the entry into the Term Loan Facility and Revolving Credit Facility;

(g)           On March 30, 2012, the Partnership, Propylene Holdings and PL Manufacturing entered into a Contribution Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which, (1) Propylene Holdings contributed Operating LLC to the Partnership, (2) Holdings distributed a 1% limited partner interest in the Partnership to PL Manufacturing, and (3) PL Manufacturing distributed a 0.8% limited partner interest in the Partnership to LG Propylene LLC and a 0.2% limited partner interest to YSOF Propylene Investor, LLC;

(h)           The Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) took effect as of the date hereof, pursuant to which, among other things, the limited partner interests of the

Partnership were recapitalized into common units representing limited partner interests on the Partnership;

(i)            The Amended and Restated Limited Liability Company Agreement of the General Partner (the “General Partner LLC Agreement”) took effect as of the date hereof; and

(j)            The Amended and Restated Limited Liability Company Agreement of the Operating LLC (the “Operating LLC Agreement”) took effect as of the date hereof.

The transactions contemplated in clauses (a) through (j) above are referred to herein as the “Pre-Closing Transactions.”

Upon the closing of the offering of the Firm LP Units, or upon the closing of the offering of the Optional LP Units, as the case may be:

(a)           The Partnership, the General Partner, the Selling Unitholder, PL Manufacturing and Operating LLC will enter into an Omnibus Agreement (the “Omnibus Agreement”), pursuant to which the General Partner will be allocated all of PL Propylene’s benefits and obligations under certain hedging contracts, which benefits and obligations will be allocated to PL Manufacturing, pursuant to the Omnibus Agreement, and to the members of PL Manufacturing pursuant to a Common Unit Pledge Agreement by and among the PL Manufacturing Members and PL Manufacturing (the “Pledge Agreement”) ;

(b)           The public offering of the Firm LP Units contemplated hereby will be consummated and the Partnership will use the net proceeds from of the sale of the Partnership Firm LP Units for working capital and general partnership purposes, for funding certain future capital expenditures at its facility, including a portion of those associated with the planned major maintenance project in 2013 to replace the reactor catalyst, and for funding a portion of the distributions to unitholders for the lost margin resulting therefrom;

(c)           The Selling Unitholder will use the proceeds from the sale of the Selling Unitholder Firm LP Units and any proceeds from the sale of Optional LP Units to make a distribution to PL Manufacturing; and

(d)           To the extent the Underwriters do not exercise the Option or only partially exercise the Option, Propylene Holdings will distribute the unpurchased Optional LP Units and any Common Units it holds that are not subject to the Option to PL Manufacturing.

The transactions contemplated in clauses (a) through (d) above are referred to herein as the “Concurrent Transactions” and, together with the Pre-Closing Transactions, are referred to herein as the “Transactions.”  This Agreement, the Contribution Agreement, the Omnibus Agreement and the

Partnership Agreement are referred to collectively herein as the “Transaction Documents.”

The Partnership, the General Partner, Propylene Holdings and Operating LLC are collectively referred to as the “PetroLogistics Parties” and each individually as a “PetroLogistics Party.”  The Partnership, the General Partner and the Operating LLC are collectively referred to as the “Partnership Parties” and each individually as a “Partnership Party.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-175035), including a prospectus, relating to the LP Units.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of LP Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  “Applicable Time” means 4:15 p.m. (New York City Time) on May 3, 2012.

1.     Representations and Warranties of the PetroLogistics Parties.  The PetroLogistics Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)   The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the PetroLogistics Parties, threatened by the Commission.

(b)   (1) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the applicable time of effectiveness, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Registration Statement, as of the time that it became effective, complied and the Prospectus, when it is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, on the Firm Closing Date and on each Option Closing Date will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Regulations”), (3) at the Applicable Time and the Firm Closing Date and as of any Option Closing Date, as the case may be, the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, does not or will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (4) as of the Applicable Time, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (5) as of the date that it is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, as of the Firm Closing Date and as of any Option Closing Date, the Prospectus (together with any amendment or supplement thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter expressly for use therein.

(c)   The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable Regulations.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable Regulations.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)   Each statement made in the Registration Statement, the Time of Sale Prospectus, the Prospectus and each free writing prospectus, if any, identified in Schedule II hereto within the cover of Rule 175(b) under the Securities Act, including (1) any projections or statements with respect to future available cash or future cash distributions of the Partnership, (2) any statements made in support thereof or related thereto under the headings “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions” and “How We Make Cash Distributions” and (3) statements made with respect to the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(e)   The Partnership has been duly formed, is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has the full partnership power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial position, members’ equity or partner’s capital, as the case may be, or results of operations, properties, business or prospects of the Partnership Parties, taken as a whole (a “Material Adverse Effect”).

(f)    The General Partner has been duly formed, is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus and act as a general partner of the Partnership, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(g)   Operating LLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(h)   Propylene Holdings has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus, act as the sole member of the General Partner, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(i)    At the Firm Closing Date or at any Option Closing Date, as the case may be, the LP Units will conform in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j)    The Common Units to be outstanding prior to the issuance and sale of the Partnership Firm LP Units and the sale of the Selling Unitholder Units to be sold by Propylene Holdings have been duly authorized and will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

(k)   The Partnership Firm LP Units and the limited partner interests represented thereby to be issued and sold by the Partnership have been duly authorized pursuant to the Partnership Agreement, and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non assessability may be affected by (A) the matters described in the Time of Sale Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (B) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  The Selling Unitholder Units and the limited partner interests represented thereby to be sold by Propylene Holdings have been duly issued and authorized pursuant to the Partnership Agreement, and, when delivered against payment therefor in accordance with the terms of this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non assessability may be affected by (A) the matters described in the Time of Sale Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (B) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Assuming no purchase by the Underwriters of any Optional LP Units, after giving effect to the Transactions but prior to giving effect to the offering of the LP Units, Propylene Holdings will own 136,125,000 Common Units, LG Propylene LLC will own 1,100,000 Common Units, and YSOF Propylene Investor, LLC will own 275,000 Common Units (together, the “Sponsor Common Units”), the General Partner will own the non-economic managing general partner interest in the Partnership (the “General Partner Interest”), and, other than such Common Units and General Partner Interest, the Firm LP Units will be the only limited or general partner interests in the Partnership issued and outstanding (other than any Common Units granted to officers and directors of the General Partner as described in the Time of Sale Prospectus and the Prospectus).

(l)    The General Partner is and, after giving effect to the Transactions, at the Firm Closing Date and each Option Closing Date will be, the sole general partner of the Partnership; the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner Interest is fully paid (to the extent required under the Partnership Agreement); and the General Partner owns, and at the Firm Closing Date and each

Option Closing Date, will own such General Partner Interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, contained in the Partnership Agreement, arising under the Delaware LP Act, or arising under applicable securities laws.

(m)  Propylene Holdings owns, and at the Firm Closing Date and each Option Closing Date will own, 100% of the issued and outstanding member interests in the General Partner; such member interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and at the Firm Closing Date and each Option Closing Date Propylene Holdings will own such member interests free and clear of all Liens, except for restrictions on transferability contained in the General Partner LLC Agreement, arising under the Delaware LLC Act or existing under applicable securities laws.

(n)   PL Manufacturing owns, and at the Firm Closing Date and each Option Closing Date will own, 100% of the issued and outstanding member interests in Propylene Holdings and is the sole member of Propylene Holdings; such member interests have been duly authorized and validly issued in accordance with the Propylene Holdings LLC Agreement and are fully paid (to the extent required under the Propylene Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and PL Manufacturing owns, and at the Firm Closing Date and each Option Closing Date will own, such member interests free and clear of all Liens, except for restrictions on transferability contained in the Propylene Holdings LLC Agreement, arising under the Delaware LLC Act or existing under applicable securities laws.

(o)   At the Firm Closing Date and each Option Closing Date, the Partnership will own 100% of the issued and outstanding member interests in Operating LLC; such member interests will have been duly authorized, validly issued in accordance with the Operating LLC Agreement and fully paid (to the extent required under the Operating LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and at the Firm Closing Date and each Option Closing Date, the Partnership will own such member interest free and clear of all Liens, except for restrictions on transferability contained in the Operating LLC Agreement, arising under the Delaware LLC Act or existing under applicable securities laws.

(p)   At the Firm Closing Date and each Option Closing Date, other than its ownership of the General Partner Interest, the General Partner will not own, directly or indirectly, any equity or long-term or short-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. At each the Firm Closing Date and each Option Closing Date, other than the Partnership’s ownership of a 100% member interest in Operating LLC, neither the Partnership nor Operating LLC will own, directly or indirectly, any equity or long-term or short-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q)   The Partnership has all requisite limited partnership power and authority to (1) issue, sell and deliver the Partnership Firm LP Units to be issued and sold by the Partnership in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement, and (2) to recapitalize the Sponsor Common Units in accordance with the terms and conditions set forth in the Partnership Agreement and the applicable Operative Agreements (as defined below).  Propylene Holdings has all requisite limited liability company power and authority to sell and deliver the LP Units to be sold by Propylene Holdings in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.  Each of the PetroLogistics Parties has all requisite limited partnership power or limited liability company power, as the case may be, to execute and deliver this Agreement and each of the Operative Agreements such PetroLogistics Party is a party to and to perform its respective obligations hereunder and thereunder.  At the Firm Closing Date and each Option Closing Date, all limited partnership and limited liability company action, as the case may be, required to be taken by any of the PetroLogistics Parties or any of their respective unitholders, members or partners for the authorization, issuance and delivery of the LP Units, as applicable, and the consummation of the transactions (including the Transactions) contemplated by this Agreement, and the execution and delivery of the Operative Agreements and the consummation of the transactions contemplated by the Operative Agreements, shall have been validly taken.

(r)    This Agreement has been duly authorized, and validly executed and delivered by each of the PetroLogistics Parties.

(s)    On or before the Firm Closing Date, (1) the Partnership Agreement will have been duly authorized, executed and delivered by each of the General Partner and Propylene Holdings will constitute a valid and legally binding agreement of each such party, enforceable against each such party in accordance with its terms; (2) the Operating LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (3) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Propylene Holdings and will constitute a valid and legally binding agreement of Propylene Holdings, enforceable against Propylene Holdings in accordance with its terms; (4) the Propylene Holdings LLC Agreement will have been duly authorized, executed and delivered by PL Manufacturing and will constitute a valid and legally binding agreement of PL Manufacturing, enforceable against PL Manufacturing in accordance with its terms; (5) the New Credit Agreement will have been duly authorized, executed and delivered by the PetroLogistics Parties that are parties thereto and the other parties thereto and will constitute a valid and legally binding agreement, enforceable by and against the PetroLogistics Parties that are parties thereto in accordance with its terms; and (6) the Contribution Agreement will have been duly authorized, executed and delivered by the General Partner, Propylene Holdings, the Partnership and PL Manufacturing and will constitute a valid and legally binding agreement of the General Partner, Propylene Holdings, the Partnership and PL Manufacturing, enforceable by and against the General Partner, Propylene Holdings, the Partnership and PL Manufacturing in accordance with its terms, and (6) the Omnibus Agreement will have been duly authorized, executed and delivered by Operating LLC, the Partnership, the General Partner, Propylene Holdings and PL Manufacturing and will constitute a valid and legally binding agreement of Operating LLC, the Partnership, the General Partner, Propylene Holdings and PL Manufacturing (the Partnership Agreement, the Operating LLC Agreement, the General Partner LLC Agreement, the Propylene Holdings LLC Agreement, the Contribution Agreement and the Omnibus Agreement are referred to herein collectively as the “Operative Agreements”); provided, that, with respect to each Operative Agreement and the New Credit Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such Operative Agreements or in the New Credit Agreement may be limited by applicable laws and public policy.

(t)                                    Except as described in the Time of Sale Prospectus and the Prospectus, with respect to the LP Units or, in the case of transfer restrictions, as set forth in the relevant Operative Agreements or arising under applicable securities laws, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any partner or member interests in any of the PetroLogistics Parties.  Except as described in the Time or Sale Prospectus and the Prospectus with respect to the LP Units, there are no outstanding options or warrants to purchase any partner or member interests in any of the PetroLogistics Parties.

(u)                                 The offer and sale of the Partnership Firm LP Units to be sold by the Partnership and the Selling Unitholder Units to be sold by Propylene Holdings as described in the Time of Sale Prospectus, the application of the proceeds from the sale of the Partnership Firm LP Units to be sold by the Partnership as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, the compliance by the PetroLogistics Parties with this Agreement and the consummation of the transactions herein contemplated, including the Transactions, will not contravene any provision of applicable law or the Operative Agreements of any of the PetroLogistics Parties or any agreement or other instrument binding upon any of the PetroLogistics Parties, nor will it contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the PetroLogistics Parties; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance and sale of the Partnership Firm LP Units, the sale of the Selling Unitholder Units or the performance by the PetroLogistics Parties of their respective obligations under this Agreement or the consummation of the transactions herein contemplated, including the Transactions, except (1) the registration of the LP Units under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) as described in the Time of Sale Prospectus, (3) as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) in connection with the offer and sale of the LP Units, or (4) where the failure to obtain such consent, approval, authorization, order or qualification would not reasonably be expected to have a Material Adverse Effect or would not materially impair the consummation of the transactions contemplated herein.

(v)                                 Except as set forth in the Time of Sale Prospectus, since the date of the most recent audited balance sheet included in the Time of Sale Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Parties, taken as a whole.

(w)                               None of the PetroLogistics Parties is (1) in violation of its limited partnership or limited liability company agreement, as the case may be, or (2) in default in the performance or observance of any obligation, agreement, covenant or condition in any indenture, mortgage, deed or trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such default would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)                                 There are no legal or governmental proceedings pending or, to the knowledge of the PetroLogistics Parties, threatened to which any of the PetroLogistics Parties is a party or to which any of the properties of any PetroLogistics Party is subject (1) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect or materially and adversely affect the power or ability of the PetroLogistics Parties to perform their respective obligations under this Agreement or to consummate the transactions contemplated by this Agreement or any of the Operative Agreements or any of the transactions (including the Transactions) contemplated hereby or thereby, or (2) that are required to be described in the Registration Statement or the Prospectus pursuant to the Securities Act or the Regulations and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Regulations that are not described or filed as required.

(y)                                 No relationship, direct or indirect, exists between or among any PetroLogistics Party, on the one hand, and the directors, managers, officers,

members, partners, stockholders, customers or suppliers of any PetroLogistics Party, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not so described.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any PetroLogistics Party to or for the benefit of any of the officers, directors or managers of any PetroLogistics Party or their respective family members.

(z)                                  None of the PetroLogistics Parties is, and after giving effect to the offering and sale of the LP Units and the application of the proceeds thereof as described in the Prospectus under the heading “Use of Proceeds,” none of the PetroLogistics Parties will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)                          Each of the Partnership Parties (1) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) is in compliance with all terms and conditions of any such permit, license or approval, except, in the case of (1) through (3), where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb)                          There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc)                            (1) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Parties would have any material liability, excluding any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (2) with respect to each Plan subject to Title IV of ERISA (i) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (ii) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”)), whether or not waived, has occurred or is reasonably expected to occur, (iii) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (iv) none of the Partnership Parties has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (3) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(dd)                          Except as described in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the LP Units registered pursuant to the Registration Statement.

(ee)                            None of the PetroLogistics Parties nor, to the knowledge of any PetroLogistics Party, any director, officer, employee, agent or representative of any of the PetroLogistics Parties, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each of the PetroLogistics Parties has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ff)                              The operations of each of the PetroLogistics Parties are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where such PetroLogistics Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any PetroLogistics Party with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the PetroLogistics Parties, threatened.

(gg)                            (1)  None of the PetroLogistics Parties, nor, to the knowledge of any PetroLogistics Party, any director, officer, employee, agent, affiliate or representative of any PetroLogistics Party, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(i)  the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(ii)  located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(2)  Each of the PetroLogistics Parties represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)  to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(3)  None of the PetroLogisitics Parties has knowingly engaged in, is now knowingly engaged in, nor will engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(hh)                          Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (1) none of the Partnership Parties has incurred any material liability or obligation, direct or contingent, nor entered into any transaction that is material to the Partnership Parties, taken as a whole; (2) the Partnership has not declared, paid or otherwise made any distribution of any kind on its Common Units other than ordinary and customary distributions; and (3) there has not been any material change in the short-term debt or long-term debt of any of the Partnership Parties, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(ii)                                  Each of the Partnership Parties has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of such Partnership Party, in each case free and clear of all Liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Partnership Party; and any real property and buildings held under lease by a Partnership Party are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such Partnership Party, in each case except as described in the Time of Sale Prospectus.

(jj)                                Each Partnership Party owns or possesses, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to own or possess such legal right to use such patent, patent right, license, invention, copyright, know-how, trademark, service mark or trade name would not reasonably be expected to have a Material Adverse Effect, and none of the PetroLogistics Parties has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(kk)                          No labor dispute with the employees of any PetroLogistics Party exists, except as described in the Time of Sale Prospectus, or, to the knowledge of any of the PetroLogistics Parties, is imminent, except for disputes that would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)                                  Each of the Partnership Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Partnership Parties has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(mm)                  The Partnership Parties possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner described in the Time of Sale Prospectus, and none of the Partnership Parties has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(nn)                          Each of the Partnership Parties has, or at the Firm Closing Date and each Option Closing Date will have, such consents, easements, rights-of-way,

permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Time of Sale Prospectus, except for (1) qualifications, reservations and encumbrances as may be set forth in the Time of Sale Prospectus and (2) such rights-of-way that, if not obtained, would not have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Time of Sale Prospectus, each of the Partnership Parties has, or at the Firm Closing Date and each Option Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such non-performance, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in the Time of Sale Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties, taken as a whole.

(oo)                          The statistical, industry-related and market-related data included in the Time of Sale Prospectus under the captions, “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business” are based on or derived from sources that the Partnership Parties reasonably and in good faith believe to be reliable and accurate, and such data is consistent with the sources from which they are derived.

(pp)                          Ernst & Young LLP, who have certified certain financial statements of the Partnership, are independent public accountants with respect to the Partnership as required by the Securities Act and the rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(qq)                          The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (3) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for the Partnership’s assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Partnership’s internal control over financial reporting.

(rr)                                (1) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (2) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership, including the General Partner’s respective principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (3) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ss)                              The historical consolidated financial statements included in the Prospectus and the Time of Sale Prospectus present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis.  The pro forma financial statements (including the notes thereto) included in the Prospectus and in the Time of Sale Prospectus have been prepared in all material respects in accordance with the applicable accounting requirements of Regulation S-X promulgated under the Securities Act; the assumptions used in preparing the pro forma financial statements and other pro forma financial information included in the Prospectus and the Time of Sale Prospectus provide a reasonable basis for presenting the significant effect directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(tt)                                At the Firm Closing Date and each Option Closing Date, the Partnership will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(uu)                          Except as described in the Time of Sale Prospectus, the Registration Statement and the Prospectus the Partnership has not sold, issued or distributed any Common Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than Common Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(vv)                          The Partnership has not offered LP Units to any person with the specific intent to unlawfully influence (1) a customer or supplier of any of the

PetroLogistics Parties to alter the customer’s or supplier’s level or type of business with any of the PetroLogistics Parties, or (2) a trade journalist or publication to write or publish favorable information about any of the PetroLogistics Parties or their respective products.

(ww)                      Each of the PetroLogistics Parties has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay such taxes would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to any PetroLogistics Party which has had (nor does any PetroLogistics Party have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to any PetroLogistics Party and which could be reasonably expected to have) a Material Adverse Effect.

(xx)                          A registration statement with respect to the LP Units has been filed on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the applicable requirements of the Exchange Act.

(yy)                          The LP Units have been approved for listing on the NYSE, subject to official notice of issuance.

(zz)                            Operating LLC is not currently prohibited, and will not as a result of the consummation of the Transactions, be prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distributions on its limited liability company interests, from repaying to the Partnership any loans or advances from the Partnership, or from transferring any of its property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Time of Sale Prospectus.

(aaa)                   None of the PetroLogistics Parties has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or to facilitate the sale or resale of the LP Units.

2.                            Representations and Warranties of Propylene Holdings.  Propylene Holdings further represents and warrants to and agrees with each of the Underwriters that:

(a)                                 On the Firm Closing Date and each Option Closing Date Propulene Holdings will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the

“UCC”) in respect of, the Selling Unitholder Units free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Selling Unitholder Units or a security entitlement in respect of the Selling Unitholder Units.

(b)                                 Upon payment for the Selling Unitholder Units to be sold by Propylene Holdings pursuant to this Agreement, delivery of such LP Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), the registration of such LP Units in the name of Cede or such other nominee and the crediting of such LP Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such LP Units), (A) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such LP Units and (B) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such LP Units may be asserted against the Underwriters with respect to such “security entitlement”; for purposes of this representation, Propylene Holdings may assume that when such payment, delivery and crediting occur, (x) the Selling Unitholder Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the certificate of limited partnership of the Partnership, the Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

3.                            Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller the respective number of Firm LP Units set forth in Schedule I hereto opposite its name at $15.98 per Common Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, Propylene Holdings agrees to sell to the Underwriters the Optional LP Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 5,250,000 Optional LP Units at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Optional LP Units to be purchased by the Underwriters and the date on which such Common Units are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm LP Units nor later than ten business days after the date of such notice.  Optional LP Units may be purchased as provided in Section 5 hereof solely for the purpose of covering sales of Common Units in excess of the number of the Firm LP Units.  On each day, if any, that Optional LP Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Optional LP Units (subject to such adjustments to eliminate fractional Common Units as you may determine) that bears the same proportion to the total number of Optional LP Units to be purchased on such Option Closing Date as the number of Firm LP Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm LP Units.

4.                            Terms of Public Offering. The PetroLogistics Parties are advised by you that the Underwriters propose to make a public offering of the LP Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The PetroLogistics Parties are further advised by you that the LP Units are to be offered to the public initially at $17.00 per Common Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $.612 a Common Unit under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $.612 a Common Unit, to any Underwriter or to certain other dealers.

5.                            Payment and Delivery. Payment for the Firm LP Units to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm LP Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 9, 2012, or at such other time on the same or such other date, not later than May 17, 2012, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Firm Closing Date.”

Payment for any Optional LP Units shall be made to Propylene Holdings in Federal or other funds immediately available in New York City against delivery of such Optional LP Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than June 2, 2012, as shall be designated in writing by you.

The Firm LP Units and Optional LP Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Firm Closing Date or the applicable Option Closing Date, as the case may be.  The Firm LP Units and Optional LP Units shall be delivered to you through the facilities of The Depository Trust Company on the Firm Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the LP Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.                            Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the LP Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the LP Units on the Firm Closing Date are subject to the condition that the Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Partnership’s knowledge, threatened.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                 Subsequent to the execution and delivery of this Agreement and prior to the Firm Closing Date:

(i)                                                there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review, with possible negative implications, in the rating accorded any of the securities of the Partnership by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)                                             there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Parties, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the LP Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters shall have received on the Firm Closing Date a certificate or certificates, dated the Firm Closing Date and signed by an executive officer of each of the General Partner and Propylene Holdings, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the PetroLogistics Parties contained in this Agreement are true and correct as of the Firm Closing Date and that each of the PetroLogistics Parties complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Firm Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Firm Closing Date an opinion of Vinson & Elkins L.L.P., outside counsel for the PetroLogistics Parties, dated the Firm Closing Date, in form and substance satisfactory to you, and substantially in the form attached as Exhibit A hereto.

(d)                                 The Underwriters shall have received on the Firm Closing Date an opinion of Andrews Kurth LLP, counsel for the Underwriters, dated the Firm Closing Date, in form and substance satisfactory to you.

(e)                                  The Underwriters shall have received, on each of the date hereof and the Firm Closing Date, a letter dated the date hereof or the Firm Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Firm Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)                                   The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and PL Manufacturing, each of the Sponsor Investors and certain equityholders, officers and directors of the General Partner relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Firm Closing Date.

(g)                                  The Underwriters shall have received on the date hereof and on the Firm Closing Date a certificate or certificates, dated the date hereof and the Firm Closing Date, as applicable, and signed by the Chief Financial Officer of the General Partner.

The several obligations of the Underwriters to purchase Optional LP Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the PetroLogistics Parties, the due authorization and issuance of the Optional LP Units to be sold on such Option Closing Date and other matters related to the issuance of such Optional LP Units.

7.                            Covenants of the PetroLogistics Parties. The PetroLogistics Parties severally and jointly covenant with each Underwriter as follows:

(a)                                 To furnish to you, without change, twenty (20) signed copies of the Registration Statement (including the exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Registration Statement, the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d)                                 Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the LP Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the LP Units as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which LP Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To use commercially reasonable efforts to qualify the LP Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that in connection therewith, none of the PetroLogistics Parties shall be required to qualify as a foreign limited partnership or limited liability company in any jurisdiction where it is not now so qualified or to file a general consent to service of process or subject itself to taxation in any jurisdiction where it is not now so subject.

(h)                                 To make generally available to the unitholders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                     Until the earlier of three years from the date hereof and the attainment by the Partnership of “Well-Known Seasoned Issuer” status as defined under the Securities Act, to furnish its unitholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, partners’ capital and cash flows of the Partnership and its consolidated subsidiaries certified by independent public accounts) and, as soon as practicable after the end of each of the three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its unitholders consolidated summary financial information of the Partnership and its subsidiaries for such quarter in reasonable detail; provided, however, that the Partnership will be deemed to have satisfied the requirements of this paragraph (i) if the Partnership files with or furnishes to the Commission the reports, documents or information required by Section 13 or 15(d) of the Exchange Act.

(j)                                    To use the net proceeds received by it from the sale of the LP Units pursuant to this Agreement in the manner specified in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds.”

(k)                                 To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(l)                                     If the Partnership elects to rely upon Rule 462(b), the Partnership shall use its commercially reasonable efforts to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 4:00 p.m. (New York City time) on the date of this Agreement, and the Partnership shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111 under the Securities Act.

(m)                             Propylene Holdings will deliver to each Underwriter (or its agent), prior to or at the Firm Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

8.                            Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the PetroLogistics Parties agree to pay or cause to be paid all expenses incident to the performance of their respective obligations under this Agreement, including: (a) the fees, disbursements and expenses of the PetroLogistics Parties’ counsel and the PetroLogistics Parties’ accountants in connection with the registration and delivery of the LP Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (b) all costs and expenses related to the transfer and delivery of the LP Units to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the LP Units under state securities laws and all expenses in connection with the qualification of the LP Units for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (d) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the LP Units by the FINRA, (e) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the LP Units on the NYSE, (f) the cost of printing certificates representing the LP Units, (g) the costs and charges of any transfer agent, registrar or depositary, (h) the costs and expenses of the PetroLogistics Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the LP Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the PetroLogistics Parties, travel and lodging expenses of the representatives and officers of the PetroLogistics Parties and any such consultants, but excluding the cost of any aircraft chartered in connection with the road show, (i) the document production charges and expenses associated with printing this Agreement and (j) all other costs and expenses incident to the performance of the obligations of the PetroLogistics Parties hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the LP Units by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sponsor Investors and the PetroLogistics Parties may otherwise have for the allocation of such expenses among themselves.

Each PetroLogistics Party hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC (“Morgan Stanley”) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the LP Units to be sold hereunder, (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the pledge of Common Units or liquidation of Common Units as contemplated by the Omnibus Agreement and the Pledge Agreement, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Partnership shall promptly notify Morgan Stanley of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

9.                            Covenants of the Underwriters.  Each Underwriter severally covenants with the PetroLogistics Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

10.                     Indemnity and Contribution.  (a) The PetroLogistics Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent who is deemed to have participated or alleged to have participated in the distribution of the LP Units and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act that has participated in the distribution of the LP Units from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the PetroLogistics Parties in writing by such Underwriter expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the PetroLogistics Parties, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls any PetroLogistics Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the PetroLogistics Parties, but only with reference to information relating to such Underwriter furnished to the PetroLogistics Parties in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.  The PetroLogistics Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the LP Units, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Time of Sale Prospectus, the Prospectus or any free writing prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Time of Sale Prospectus, the Prospectus or any free writing prospectus.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would in the reasonable judgment of the indemnified party be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 10(a), and by the PetroLogistics Parties, in the case of parties indemnified pursuant to Section 10(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties, on the other hand, from the offering of the LP Units or (2) if the allocation provided by clause 10(d)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(1) above but also the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the PetroLogistics Parties and the Underwriters in connection with the offering of the LP Units shall be deemed to be (i) in the same respective proportion of the net proceeds from the offering of the LP Units (before deducting expenses) received by the Sellers, (ii) the amount of the distributions described in the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” received by the Sponsor Investors, and (iii) the total underwriting discounts and commissions received by the Underwriters, in each case as disclosed in the Prospectus, bear to the aggregate Public Offering Price of the LP Units.  The relative fault of the PetroLogistics Parties and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any of the PetroLogistics Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of LP Units they have purchased hereunder, and not joint.

(e)                                  The PetroLogistics Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the LP Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                   The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the PetroLogistics Parties contained in this Agreement shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any selling agent described in Section 10(a) or any affiliate of any Underwriter or the PetroLogistics Parties, the General Partner’s officers or directors or any person controlling any PetroLogistics Party and (3) acceptance of and payment for any of the LP Units.

11.                     Termination.  The Underwriters may terminate this Agreement by notice given by you to the PetroLogistics Parties, if after the execution and delivery of this Agreement and prior to the Firm Closing Date (a) trading generally shall have been suspended or materially limited on the NASDAQ or the NYSE, (b) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (e) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (e), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the LP Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.                     Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Firm Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase LP Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of LP Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the LP Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm LP Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm LP Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the LP Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of LP Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of LP Units without the written consent of such Underwriter.  If, on the Firm Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm LP Units and the aggregate number of Firm LP Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm LP Units to be purchased on such date, and arrangements satisfactory to you and the Sellers for the purchase of such Firm LP Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Sellers.  In any such case either you or the relevant Sellers shall have the right to postpone the Firm Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional LP Units and the aggregate number of Optional LP Units with respect to which such default occurs is more than one-tenth of the aggregate number of Optional LP Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Optional LP Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Optional LP Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any PetroLogistics Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any PetroLogistics Party shall be unable to perform its obligations under this Agreement, the PetroLogistics Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.                     Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the LP Units, represents the entire agreement between the PetroLogistics Parties and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the LP Units.

(b)                                 The PetroLogistics Parties acknowledge that in connection with the offering of the LP Units:  (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, any of the PetroLogistics Parties or any other person, (ii) the Underwriters owe the PetroLogistics Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the PetroLogistics Parties.  Each of the PetroLogistics Parties waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the LP Units.

14.                     Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15.                     Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.                     Waiver of Jury Trial.  The PetroLogistics Parties each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.                     Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.                     Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, New York 10013; and UBS Securities, LLC, 1285 Avenue of the Americas,

New York, New York 10019, Attention: Syndicate/Michael Ryan, Fax No. (212) 713-3371; and if to the PetroLogistics Parties shall be delivered, mailed or sent to 600 Travis Street, Suite 3250, Houston, Texas 77002.

Very truly yours,

PetroLogistics LP

By:	PetroLogistics GP LLC, its General Partner

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

Propylene Holdings LLC

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

PetroLogistics GP LLC

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

PL Propylene LLC

By:	/s/ Sharon Spurlin
	Name:	Sharon Spurlin
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.

UBS Securities LLC,

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Jeff Hibbard
	Name:	Jeff Hibbard
	Title:	Vice President

By:	Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
	Name:	Robert Waldron
	Title:	Vice President

By:	UBS Securities. LLC

By:	/s/ Ajay Singh
	Name:	Ajay Singh
	Title:	Managing Director

By:	/s/ Adam Trigg
	Name:	Adam Trigg
	Title:	Director

SCHEDULE I

Underwriter	Number of Firm LP Units To Be Purchased

Morgan Stanley & Co. LLC	19,894,000
Citigroup Global Markets Inc.	5,365,500
UBS Securities LLC	5,365,500
SG Americas Securities, LLC	1,750,000
Stifel, Nicolaus & Company, Incorporated	1,750,000
SunTrust Robinson Humphrey, Inc.	875,000
Total:	35,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued May 2, 2012

2.                                      Issuer Free Writing Prospectus, dated May 2, 2012

3.                                      Initial Public Offering Price per Common Unit: $17.00

Number of Firm LP Units: 35,000,000

II-1

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS L.L.P.

(i)                                     the Partnership has been duly formed, is validly existing as a limited partnership in good standing under the Delaware LP Act, has full partnership power and authority to own or lease its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus, is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion;

(ii)                                  the General Partner has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus and the Prospectus and act as a general partner of the Partnership, is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion;

(iii)                               Operating LLC has been duly formed, is validly existing as a limited liability company in good standing under the Delaware LLC Act, has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus and the Prospectus, is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion;

(iv)                              Propylene Holdings is validly existing as a limited liability company in good standing under the Delaware LLC Act, has full limited liability company power and authority to own or lease its properties, to conduct its business as described in the Time of Sale Prospectus and the Prospectus, act as the sole member of the General Partner, is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of the jurisdictions set forth on a schedule to such opinion;

(v)                                 the Common Units conform in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(vi)                              the Common Units outstanding prior to the issuance and sale of the LP Units to be sold by the Partnership and the sale of the LP Units to be sold by Propylene Holdings have been duly authorized and are validly issued pursuant to the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non assessability may be affected by (A) the matters described in the Time of Sale Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (B) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

(vii)                           the LP Units and the limited partner interests represented thereby to be issued and sold by the Partnership have been duly authorized pursuant to the Partnership Agreement, and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non assessability may be affected by (A) the matters described in the Time of Sale Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (B) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).  The LP Units and the limited partner interests represented thereby to be sold by Propylene Holdings have been duly issued and authorized pursuant to the Partnership Agreement, and, when delivered against payment therefor in accordance with the terms of this Agreement, will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non assessability may be affected by (A) the matters described in the Time of Sale Prospectus and the Prospectus under the caption “The Partnership Agreement—Limited Liability” and (B) Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Assuming no purchase by the Underwriters of any Optional LP Units and prior to giving effect to the offering of the LP Units, Propylene Holdings will own 136,125,000 Common Units, LG Propylene LLC will own 1,100,000 Common Units, YSOF Propylene Investor, LLC will own 275,000 Common Units, the General Partner will own the General Partner Interest and, other than such Common Units, the Firm LP Units will be the only limited partner interests in the Partnership issued and outstanding (other than any Common Units granted to officers and directors of the General Partner as described in the Time of Sale Prospectus and the Prospectus);

(viii)                        the General Partner is the sole general partner of the Partnership; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and such General Partner Interest is fully paid (to the extent required under the Partnership Agreement); and the General Partner owns such General Partner Interest free and clear of all Liens (except for those liens arising under the Credit Agreement and except for restrictions on transferability as described in the Time of Sale Prospectus and the Prospectus, contained in the Partnership Agreement, arising under the Delaware LP Act, or arising under applicable securities laws) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation;

(ix)                              Propylene Holdings owns 100% of the issued and outstanding member interests in the General Partner and is the sole member of the General Partner; such member interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement and are fully paid (to the extent required under the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and Propylene Holdings owns such member interests free and clear of all Liens (except for those liens arising under the Credit Agreement and except for restrictions on transferability as described in the Time of Sale Prospectus and the Prospectus, contained in the General Partner LLC Agreement, arising under the Delaware LLC Act, or arising under applicable securities laws) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Propylene Holdings as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation;

(x)                                 PL Manufacturing owns 100% of the issued and outstanding member interests in Propylene Holdings and is the sole member of Propylene Holdings; such member interests have been duly authorized and validly issued in accordance with the Propylene Holdings LLC Agreement and are fully paid (to the extent required under the Propylene Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and PL Manufacturing owns such member interests free and clear of all Liens (except for those liens arising under the Credit Agreement and except for restrictions on transferability as described in the Time of Sale Prospectus and the Prospectus, contained in the Propylene Holdings LLC Agreement, arising under the Delaware LLC Act, or arising under applicable securities laws) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming PL Manufacturing as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation;

(xi)                              the Partnership owns 100% of the issued and outstanding member interests in Operating LLC; such member interests have been duly authorized and validly issued in accordance with the Operating LLC Agreement and are fully paid (to the extent required under the Operating LLC Agreement) and non-assessable (except to the extent such non- assessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such member interests free and clear of all Liens (except for those liens arising under the Credit Agreement and except for restrictions on transferability as described in the Time of Sale Prospectus and the Prospectus, contained in the Operating LLC Agreement, arising under the Delaware LLC Act, or arising under applicable securities laws) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation;

(xii)                           this Agreement has been duly authorized and validly executed and delivered by the PetroLogistics Parties;

(xiii)                        each of the PetroLogistics Parties has all requisite partnership or limited liability company power, as the case may be, and authority to execute and deliver this Agreement and perform its obligations hereunder.  All partnership or limited liability company action, as the case may be, required to be taken by any of the PetroLogistics Parties or any of their respective partners, unitholders or members for the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been validly taken;

(xiv)                       (a) the Partnership Agreement has been duly authorized, executed and delivered by each of the General Partner and Propylene Holdings and will constitute a valid and legally binding agreement of each such party, enforceable against each such party in accordance with its terms; (b) the Operating LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (c) the General Partner LLC Agreement has been duly authorized, executed and delivered by Propylene Holdings and is a valid and legally binding agreement of Propylene Holdings, enforceable against Propylene Holdings in accordance with its terms; (d) the Propylene Holdings LLC Agreement has been duly authorized, executed and delivered by PL Manufacturing and is a valid and legally binding agreement of PL Manufacturing, enforceable against PL Manufacturing in accordance with its terms; (e) the Contribution Agreement has been duly authorized, executed and delivered by the Partnership, Propylene Holdings and PL Manufacturing and will be a valid and legally binding agreement of the Partnership, Propylene Holdings and PL Manufacturing, enforceable by and against the Partnership, Propylene Holdings and PL Manufacturing in accordance with its terms; and (f) the Omnibus Agreement has been duly authorized, executed and delivered by PL Propylene, the Partnership, the General Partner, Propylene Holdings and PL Manufacturing and will be a valid and legally binding agreement of PL Propylene, the Partnership, the General Partner, Propylene Holdings and PL Manufacturing in accordance with its terms; provided, that, with respect to each of the Partnership Agreement, the Operating LLC Agreement, the General Partner LLC Agreement, the Propylene Holdings LLC Agreement, the Contribution Agreement and the Omnibus Agreement (collectively, the “Operative Agreements”), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further, that the indemnity, contribution and exoneration provisions contained in any of such Operative Agreements may be limited by applicable laws and public policy;

(xv)                          except as described in the Time of Sale Prospectus or the Prospectus or, in the case of transfer restrictions, as set forth in the relevant Operative Agreements or arising under applicable securities laws, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any partner or member interests in any of the Partnership Parties in the Operative Agreements and the agreements filed as exhibits to the Registration Statement and, to such counsel’s knowledge, there are no such rights or restrictions contained in any other agreements to which the Partnership Parties are a party.  To such counsel’s knowledge, except as described in the Time of Sale Prospectus or the Prospectus, there are no outstanding options or warrants to purchase any partner or member interests in any of the Partnership Parties;

(xvi)                       none of (i) the offering, issuance and sale by the Partnership of the LP Units and the application of the proceeds therefrom as described under the caption “Use of Proceeds” in the Prospectus, (ii) the sale by Propylene Holdings of the Selling Unitholder Units, (iii) the performance by the PetroLogistics Parties of their respective obligations under this Agreement or (iv) the consummation of the transactions herein contemplated, including the Transactions, (A) constitutes or will constitute a violation of the Operative Agreements, (B) violates or will violate the Delaware LLC Act, the Delaware LP Act or federal law or any order, judgment, decree or injunction known to such counsel of any U.S. Federal or Delaware court or governmental body, agency or court having jurisdiction over the PetroLogistics Parties or any of their properties or assets in a proceeding to which any of them or their respective property is a party or (C) constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or instrument listed on a schedule to such opinion, except in the case of clauses (B) and (C), any such breaches or violations that would not have a Material Adverse Effect; and no consent, approval, authorization, order, or qualification of or with any U.S. Federal or Delaware court, governmental body or agency, or under the Delaware LLC Act, the Delaware LP Act or federal law is required for the offering, issuance and sale by the Partnership of the LP Units, the sale by Propylene Holdings of the Selling Unitholder Units or the performance by the PetroLogistics Parties of their respective obligations under this Agreement or the consummation of the transactions herein contemplated, including the Transactions, except (i) the registration of the LP Units and the Selling Unitholder Units under the Securities Act and the Exchange Act, (ii) as described in the Time of Sale Prospectus and the Prospectus, (iii) such as may be required by the securities or Blue Sky laws of the various states or the rules and regulations of FINRA in connection with the offer and sale of the LP Units or (iv) that have been obtained or made;

(xvii)                    the Common Units conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions” and “Description of Our Common Units;”

(xviii)                 the statements relating to legal matters, documents or proceedings included in the Time of Sale Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,”

“Business—Environmental Matters,” “Business—Legal Proceedings,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of Our Common Units,” “The Partnership Agreement,” and “Investment in PetroLogistics LP by Employee Benefits Plans,” insofar as they constitute descriptions of contracts or legal proceedings or refer to statements of law or legal conclusions, are accurate and complete in all material respects;

(xix)                       the Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission;

(xx)                          the opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them;

(xxi)                       such counsel does not know of (A) any legal or governmental proceedings pending or threatened to which any PetroLogistics Party is a party or to which any of the properties of any PetroLogistics Party is subject that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus but are not so described as required by the Securities Act or (B) contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act;

(xxii)                    the Partnership is not, and after giving effect to the offering and sale of the LP Units and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(xxiii)                 The Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at each Closing Date, and any further amendments and supplements thereto made by the Partnership prior to the date hereof (other than the financial statements, the notes and schedules thereto and other financial and accounting data included in or omitted from the Registration Statement or the Prospectus, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act;

(xxiv)                Immediately prior to the time of purchase, Propylene Holdings was the sole registered owner of the Selling Unitholder Units, free and clear of all Liens (except as described in the Time of Sale Prospectus and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Propylene Holdings as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation; and

(xxv)                   Upon payment for the Selling Unitholder Units to be sold by Propylene Holdings pursuant to this Agreement, delivery of such LP Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such LP Units in the name of Cede or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such LP Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such LP Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such LP Units may be asserted against the Underwriters with respect to such “security entitlement”; in giving this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such LP Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of limited partnership, the Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and have participated in conferences with officers and other representatives of the PetroLogistics Parties and the independent registered public accounting firm of the Partnership, the Underwriters and their counsel, at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Prospectus and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B) the Time of Sale Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C) the Prospectus, as of its date or as of each applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus.

[FORM OF LOCK-UP LETTER]

, 2012

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

UBS Securities LLC

c/o       Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

c/o       Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o       UBS Securities LLC
299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and UBS Securities LLC propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as managers of the several underwriters named therein, with PetroLogistics LP, a Delaware limited partnership (the “Partnership”), PetroLogistics GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Propylene Holdings LLC, a Delaware limited liability company and the sole member of the General Partner (“Propylene Holdings”), and PetroLogistics Operating LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating LLC” and, collectively with the Partnership, the General Partner and Propylene Holdings, the “PetroLogistics Parties”), providing for the public offering (the “Public Offering”) by the several Underwriters of 35,000,000 common units (the “LP Units”) representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public

Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, or (c) distributions of Common Units or any security convertible into Common Units to limited partners or members of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership, or (e) the pledge or sale of Common Units pursuant to the Omnibus Agreement to be entered into by and among the Partnership, the General Partner, Propylene Holdings, PL Manufacturing LLC and PL Propylene LLC or the Common Unit Pledge Agreement to be entered into by and among PL Manufacturing and the members of PL Manufacturing named therein.  In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the any of the PetroLogistics Parties, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Common Units the undersigned may purchase in the offering.

If:

(1)                                 during the last 17 days of the restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)                                 prior to the expiration of the restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period or provides notification to Morgan Stanley of any earnings release, or material news or a material event that may give rise to an extension of the initial 180-day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the PetroLogistics Parties and the Underwriters.

Very truly yours,

(Name)

(Address)